EXHIBIT 2.1

                                MERGER AGREEMENT

      This MERGER AGREEMENT (this "Agreement") is entered into as of February 12, 1998 by and among AVIATION SALES COMPANY, a Delaware corporation ("AVS"); and AVS/CAI MERGER CORP., a Florida corporation and wholly-owned direct subsidiary of AVS (the "AVS Merger Sub," and together with AVS, the "AVS Companies"); CARIBE AVIATION, INC., a Florida corporation (the "Company"); AIRCRAFT INTERIOR DESIGN, INC., a Florida corporation and wholly-owned direct subsidiary of the Company ("Subsidiary") (the Company and the Subsidiary, together the "Companies"); and BENITO QUEVEDO ("B. Quevedo") and DAMARIS QUEVEDO ("D. Quevedo") who constitute all of the shareholders of the Company (the "Shareholders"). Certain other capitalized terms used herein are defined in
Article XI and throughout this Agreement.


                                    RECITALS

      The Boards of Directors of AVS and the Company have determined that it is in the best interests of their respective shareholders for AVS to acquire the Company upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, AVS has organized the AVS Merger Sub as a wholly-owned subsidiary of AVS, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the AVS Merger Sub with and into the Company so that the Company continues as the surviving corporation. As a result of the Merger, the Company will become a wholly-owned subsidiary of AVS, and the Shareholders will be issued certain shares of common stock of AVS and other consideration.


                               TERMS OF AGREEMENT

      In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   THE MERGER

      1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Florida Business Corporation Act (the "Corporation Code"), at the Effective Time (as defined below), the AVS Merger Sub will be merged with and into the Company (the "Merger") pursuant to the Plan of Merger annexed hereto as EXHIBIT A (the "Plan of Merger"). The terms and conditions of the Plan of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of the AVS Merger Sub shall cease and the Company shall continue as the surviving corporation ("Surviving Corporation") and a wholly-owned subsidiary of AVS.


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      1.2  THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place not later than February 28, 1998, subject to satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Akerman, Senterfitt & Eidson, P.A., in Miami, Florida, or such other time and place as the parties may otherwise agree.

      1.3  AGGREGATE CONSIDERATION; CONVERSION OF SECURITIES.

           (a) AGGREGATE CONSIDERATION. For purposes of this Agreement "Aggregate Consideration" means:

                (i) a number of shares (the "Stock Consideration") of unregistered common stock, par value $.001 per share, of AVS (the "AVS Common Stock") determined by dividing (x) $7,000,000, MINUS (i) the amount of Indebtedness (as defined in SECTION 3.10) in excess of $7,500,000, if any, and (ii) the amount of the Net Equity Shortfall (as defined below), if any, of the Companies at the Effective Time (collectively items (i) and (ii) are referred to herein as the "Stock Consideration Adjustment"); by (y) the average closing price of a share of AVS Common Stock as reported on The New York Stock Exchange (the "NYSE") for the ten (10) consecutive trading day period ending the second trading day immediately prior to the Effective Time, as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Eastern Edition) (the "Average Closing Price"). For purposes of this Agreement, (i) "Net Equity Shortfall" shall mean the amount, if any, by which the actual net equity balance of the Companies, on a consolidated basis, as determined in accordance with GAAP, at the Effective Time is less than the Minimum Net Equity; (ii) "Minimum Net Equity" shall mean $4,368,295.

                (ii) a promissory note made by Aviation Sales Operating Company, a Delaware corporation ("Operating Company") (the "Note") in the original principal amount of Five Million Dollars ($5,000,000) which shall be guaranteed by AVS and which shall be substantially in the form of Exhibit "B" hereto. The Note shall bear interest at the rate of 8% per annum, with interest payable quarterly in arrears. The Note shall specify that the principal of the Note (the "Principal Payments") shall be payable as follows:

                     (a) Two and One-Half Million Dollars ($2,500,000) on the
                first anniversary of the Effective Date; and

                     (b) Two and One-Half Million Dollars ($2,500,000) on the
                second anniversary of the Effective Date.

                (iii) an amount (the "Closing Date Payment") equal to Five Million Dollars ($5,000,000) payable on the Effective Date.


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The Closing Date Payment and the Principal Payments shall be made in immediately available funds by wire transfer to the account designated from time to time by the Shareholder to whom the payment is owed in accordance with SCHEDULE 1.3(C).

           (b) At the Effective Time, each share of common stock of AVS Merger Sub issued and outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Corporation.

           (c) At the Effective Time by virtue of the Merger and without any action on the part of the Company, AVS Merger Sub or the Shareholders, all of the common stock, par value $10.00 per share of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Aggregate Consideration, which shall be delivered to the Shareholders in the amounts set forth on SCHEDULE 1.3(C).

      1.4 TIMING OF STOCK CONSIDERATION ADJUSTMENT At least two days prior to the Effective Time, the Company and AVS shall estimate by mutual agreement the amount of the Stock Consideration Adjustment, if any, as of the Effective Time for purposes of determining the number of AVS Shares constituting the Stock Consideration (the "Estimated Value"). As soon as practicable but not later that 45 days after the Effective Time, the Shareholders shall prepare and deliver to AVS a final balance sheet of the Company as of the Effective Time along with a determination (the "Determination") of the actual amount of the Stock Consideration Adjustment as of the Effective Time (the "Actual Value"), which shall be prepared on a basis consistent with the determination of the Estimated Value. If, within 30 days after the date on which a Determination is delivered to AVS, AVS shall not have given written notice to the Shareholders setting forth in detail any objection of AVS to such Determination, then such Determination shall be final and binding on the parties hereto. In the event AVS gives written notice of any objection to such Determination within the 30-day period, AVS and the Shareholders shall use all reasonable efforts to resolve the dispute within the 30- day period following the delivery of the written notice. If the parties are unable to reach an agreement within such 30-day period, the matter shall be submitted to a firm of independent certified public accountants (which company shall constitute one of the "Big Six" accounting firms), for determination of the Actual Value which shall be final and binding upon AVS and the Shareholders. AVS and the Shareholders shall contribute equally to costs (including fees and expenses charged by the accounting firm) in connection with the resolution of any such dispute. If the Actual Value is greater than the Estimated Value, AVS shall be entitled to set off against the Held Back Shares (as defined in SECTION 1.6) the difference between the Actual Value and the Estimated Value (assuming a value per share for purposes of such calculation equal to the Average Closing Price), which set off shall be deemed to be Indemnifiable Damages under ARTICLE IX hereof.

      1.5 FILING OF ARTICLES OF MERGER. At the time of the Closing, the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger (with the completed Plan of Merger annexed thereto) with the Secretary of State of the State of Florida, in such form as AVS reasonably determines is required by, and is in accordance with, the relevant provisions of the


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Corporation Code (the date and time of such filing is referred to herein as the
"Effective Date" or "Effective Time").

      1.6 ISSUANCE OF AVS SHARES; DELIVERY OF CERTIFICATES. At the Effective Time, the Shareholders shall deliver the certificates representing all issued and outstanding shares of common stock of the Company to AVS for cancellation, and AVS shall issue to the Shareholders the Stock Consideration issuable pursuant to Section 1.3, registered in the name of the Shareholders and AVS shall deliver the Stock Consideration in the following manner: (i) AVS shall set aside and hold in accordance with Article IX certificates for shares of AVS Common Stock to be issued to B. Quevedo (which such shares shall be part of the Locked-Up Shares, as defined in Section 5.13) equal to $500,000 at the Average Closing Price (rounded to the nearest whole share, the "Held Back Shares") and
(ii) AVS shall deliver to the Shareholders certificates evidencing the balance of the Stock Consideration. The shares of AVS Common Stock issuable by AVS in the Merger are sometimes referred to herein as the "AVS Shares."

      1.7 ACCOUNTING AND TAX TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby are intended to be treated for tax purposes as a taxable transaction under Section 1001 of the Code and for accounting purposes as a purchase.


                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE AVS COMPANIES

      As a material inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, each of the AVS Companies makes the following representations and warranties to the
Shareholders:

      2.1 CORPORATE STATUS. AVS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AVS is duly qualified and in good standing as a foreign corporation in all jurisdictions where such qualification is required under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect on AVS. The AVS Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and the AVS Merger Sub is a wholly owned subsidiary of AVS.

      2.2 CORPORATE POWER AND AUTHORITY. Each of the AVS Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the AVS Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

      2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the AVS Companies and constitutes a legal, valid and binding obligation of each of the AVS Companies,


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enforceable against each of the AVS Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

      2.4 AVS COMMON STOCK. Upon consummation of the Merger and the issuance and delivery of certificates representing the AVS Shares to the Shareholders, the AVS Shares will be validly issued, fully paid and non-assessable shares of AVS Common Stock.

      2.5 NO COMMISSIONS. None of the AVS Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      As a material inducement to each of the AVS Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders, jointly and severally, makes the following representations and warranties to AVS:

      3.1 CORPORATE STATUS. Each of the Company and its wholly-owned subsidiary, Aircraft Interior Design, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Neither of the Companies are legally qualified to transact business as a foreign corporation in any jurisdiction, and the nature of its properties and the conduct of its business does not require such qualification. Each of the Companies has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the Companies.

      3.2 POWER AND AUTHORITY. Each of the Companies has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Companies has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders represent that they are individuals residing in the State of Florida, and have the requisite competence and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.

      3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Companies and the Shareholders, and constitutes the legal, valid and binding obligation of each of


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them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

      3.4 CAPITALIZATION. As of the date hereof, the Company has (a) 100 authorized shares of Company Common Stock at $10.00 per share par value and no other shares of any class of capital stock, (b) 100 shares of Company Common Stock issued and outstanding, and (c) -0- shares of Company Common Stock held in treasury. As of the date hereof, Subsidiary has (a) 100 authorized shares of common stock, $5.00 per share par value ("Subsidiary Common Stock") and no other shares of any class of capital stock, (b) 100 shares of Subsidiary Common Stock issued and outstanding, and (c) -0- shares of Subsidiary Common Stock held in treasury. All of the issued and outstanding shares of capital stock of each of the Companies (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights, rights of first refusal or similar rights. No preemptive rights, rights of first refusal or similar rights exist with respect to the shares of capital stock of each of the Companies and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Companies to issue or sell any shares of their respective capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to either of the Companies. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of either of the Companies.

      3.5 SHAREHOLDERS OF EACH OF THE COMPANIES. SCHEDULE 3.5 sets forth, with respect to each of the Companies, the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned of record and/or beneficially by, the shareholders of each of the Companies as of the close of business on the date of this Agreement. As of the date hereof, (i) the Shareholders are the holders of all issued and outstanding shares of capital stock of the Company, and own such shares free and clear of all Liens, restrictions and claims of any kind and (ii) the Company constitutes the sole holder of all issued and outstanding shares of capital stock of the Subsidiary, and owns such shares free and clear of all Liens, restrictions and claims of any kind.

      3.6 NO VIOLATION. The execution and delivery of this Agreement by each of the Companies and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of either of the Companies, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against either of the Companies or the Shareholders, (iii)

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conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against each of the Companies or the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of each of the Companies, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by AVS and any filings required to be made by the parties under the HSR Act, if any.

      3.7 RECORDS OF EACH OF THE COMPANIES. The copies of the articles of incorporation and bylaws of each of the Companies which were provided to AVS are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for each of the Companies made available to AVS for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of each of the Companies taken by written consent or at a meeting since incorporation. All material corporate actions taken by each of the Companies have been duly authorized or ratified. All accounts, books, ledgers and official and other records of each of the Companies have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of each of the Companies, as previously made available to AVS, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of each of the Companies.

      3.8 FINANCIAL STATEMENTS. The Shareholders have delivered to AVS the consolidated financial statements of the Company (including the Subsidiary), including the notes thereto, for (i) the years ended September 30, 1996 and September 30, 1997, audited by Franz & Beame, P.A. ("Franz & Beame"), and (ii) the period ended December 31, 1997, prepared by the Company, copies of which are attached to SCHEDULE 3.8 hereto (the "Financial Statements"). The consolidated balance sheet of the Company dated as of December 31, 1997, included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements fairly present in all material respects the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated except, in the case of interim financial statements, for normal year-end audit adjustments and the absence of footnotes. The books and records of each of the Companies fully and fairly reflect in all material respects all of its transactions, properties, assets and liabilities. There are no extraordinary or material non-recurring items of income or expense (subject to fluctuations in the ordinary course of business) during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically


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disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

      3.9 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Since the date of the Current Balance Sheet, neither of the Companies has (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xiv) entered into any employment agreement; (xv) terminated, amended or modified in any material respect any agreement involving an amount in excess of $10,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of $5,000; (xix) entered into any other transaction or, been subject to any event which has or may have a Material Adverse Effect on any of the Companies; or (xx) agreed to do or authorized any of the foregoing.

      3.10 LIABILITIES OF EACH OF THE COMPANIES. Neither of the Companies has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (d) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon. For purposes of this Agreement, "Indebtedness" shall mean the aggregate amount of indebtedness for borrowed money (including accrued but unpaid interest), whether owed to a bank


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or any other person, remaining payments on capitalized equipment leases and remaining payments on covenants not to compete.

      3.11 LITIGATION. There is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of the Companies and the Shareholders threatened, anticipated or contemplated against, by or affecting either of the Companies, or any of their respective properties or assets, or the Shareholders, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which either of the Companies is or was a party which have not been complied with in full or which continue to impose any material obligations on any of the Companies.

      3.12 ENVIRONMENTAL MATTERS.

           (a) Each of the Companies (as defined in clause (g) below) is and has at all times been in full compliance in all material respects with all Environmental Laws (as defined in clause (g) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (g) below) and Handling (as defined in clause (g) below) of Hazardous Substances (as defined in clause (g) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (g) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

           (b) There are no non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or, to the knowledge of the Companies and the Shareholders, threatened against or involving either of the Companies, or their respective businesses, operations, properties or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to either of the Companies thereunder in connection with, related to or arising out of the ownership by either of the Companies of their respective properties or assets or the operation of their respective businesses, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden or continuing material liability on AVS or any of the Companies in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on any of the Companies, including, without limitation: (i) Notices or Proceedings related to either of the Companies being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings relating to either of the Companies being responsible to undertake any response or remedial actions or clean-up actions of any kind; or


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(iii) Notices or Proceedings related to either of the Companies being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations. Additionally, to the knowledge of the Companies and the Shareholders, there is no basis for any of the foregoing.

           (c) Neither of the Companies has Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any real property currently or previously owned or leased by either of the Companies (other than in the ordinary course of business in full compliance with applicable Environmental
Laws); or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified either of the Companies that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or leased by either of the Companies in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

           (d) SCHEDULE 3.12 identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by either of the Companies on any real property currently or previously owned or leased by each of the Companies which have involved the Handling or Discharge of Hazardous Substances.

           (e) Neither of the Companies use, nor has it used, any Aboveground Storage Tanks (as defined in clause (g) below) or Underground Storage Tanks (as defined in clause (g) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or leased by each of the Companies that are required to be registered under applicable Environmental Laws.

           (f) SCHEDULE 3.12 identifies (i) all environmental audits, assessments or occupational health studies undertaken by each of the Companies or its agents or undertaken by any Governmental Authority, or any third party, relating to or affecting each of the Companies or any real property currently or previously owned or leased by each of the Companies; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by each of the Companies or its agents or undertaken by any Governmental Authority or any third party, relating to or affecting each of the Companies or any real property currently or previously owned or leased by each of the Companies which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between each of the Companies and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees,


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relating to or affecting either each of the Companies or any real property currently or previously owned or leased by each of the Companies.

           (g) For purposes of this Section 3.12, the following terms shall have the meanings ascribed to them below:

           "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

           "Companies" means the Company and any Affiliates of the Company and Aircraft and any Affiliates of Aircraft.

           "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

           "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where each of the Companies conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.9601, ET SEQ. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 ET SEQ. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, ET SEQ.; the Clean Water Act, as emended, 33 U.S.C. ss.1311, ET SEQ.; the Clean Air Act, as amended (42 U.S.C. ss.7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 ET SEQ.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss.136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss.11001, ET SEQ. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651, ET SEQ. ("OSHA").

           "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

           "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, code, rule, order, or decree.

           "Licenses" means all licenses, certificates, permits, approvals and registrations.

           "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

      3.13 REAL ESTATE

           (a) The Companies do not own any real property or any interest therein.

           (b) SCHEDULE 3.13(B) sets forth a list of all leases, licenses or similar agreements ("Leases") to which any of the Companies is a party (copies of which have previously been furnished to AVS), in each case setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, and
(B) the legal description, including street address, of each property covered thereby, (the "Leased Premises"). The Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or anticipated breach by any other party to such Leases. With respect to each such Leased Premises:

                (i) Each of the Companies has valid leasehold interests in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever;

                (ii) The improvements or portions thereof located on the Leased Premises that are used in the business of each of the Companies are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy each of the Companies' current and reasonably anticipated (for the twelve months following the Effective Date) normal business activities as conducted thereat;

                (iii) Each of the Leased Premises (a) has such access to public roads as is sufficient to satisfy the current and reasonably anticipated (for the twelve months following the Effective Date), normal transportation requirements of each of the Companies' business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                (iv) Neither of the Companies has received notice of (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and, to the knowledge of the Companies and the Shareholders, no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and, to the knowledge of the Companies and the Shareholders, no such special assessment is contemplated by any Governmental Authority.

      3.14 GOOD TITLE TO AND CONDITION OF ASSETS.

           (a) Each of the Companies has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of each of the Companies, other than the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

           (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of each of the Companies are in reasonably good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of each of the Companies or set forth on the Current Balance Sheet or acquired by each of the Companies since the date of the Current Balance Sheet.

      3.15 COMPLIANCE WITH LAWS.

           (a) Each of the Companies is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). Neither of the Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply in any material respect with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened.

           (b) Neither of the Companies, nor any of its employees or agents, has made any payment of funds in connection with the business of each of the Companies which is prohibited by law, and no funds have been set aside to be used in connection with the business of each of the Companies for any payment prohibited by law.

           (c) Each of the Companies is and at all times has been in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of each of the Companies for whom compliance with the Immigration Act is required, each of the Companies has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by each of the Companies pursuant to the Immigration Act. Neither of the Companies has been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against each of the Companies, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

           (d) Neither of the Companies is subject to any Contract, decree or injunction in which any of the Companies is a party which restricts the continued operation of any business of any of the Companies or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

      3.16 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 3.16 sets forth the name, address, social security number and current rate of compensation of the employees of each of the Companies. Neither of Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of either of the Companies into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of either of the Companies or which may interfere with its continued operations. Neither of the Companies nor any agent, representative or employee thereof has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against either of the Companies by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage or threat of union activity involving any of the employees of either of the Companies during the 24 months prior to the date hereof. Neither of the Shareholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with either of the Companies as a result of the Merger or otherwise. Each of the Companies has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

      3.17 EMPLOYEE BENEFIT PLANS.

           (a) EMPLOYEE BENEFIT PLANS. SCHEDULE 3.17 contains a list setting forth each employee benefit plan or arrangement of the Companies, including but not limited to, employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multi-employer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of each of the Companies participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to AVS).

           (b) COMPLIANCE WITH LAW. With respect to each Employee Benefit Plan
(i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or, to the knowledge of the Companies and the Shareholders, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which, to the knowledge of the Companies and the Shareholders, could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

           (c) QUALIFIED PLANS. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to AVS, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Effective Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Effective Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet (other than routine claims for benefits under the terms of such plans).

           (d) MULTIEMPLOYER PLANS. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan") (i) all contributions required to be made with respect to employees of each of the Companies have been timely paid; (ii) neither of the Companies has incurred or is expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) SCHEDULE 3.17 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

           (e) WELFARE PLANS. (i) Neither of the Companies is obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits (other than routine claims for benefits under the terms of its health insurance plan) with respect to any employee or former employee of each of the Companies or its predecessors after termination of employment except as required by COBRA; (ii) each of the Companies has complied with the notice and continuation coverage requirements of
Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

           (f) CONTROLLED GROUP LIABILITY. Neither of the Companies nor any entity that would be aggregated with it under Code Section 414(b), (c), (m) or
(o): (i) has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due;
(iv) is subject to (or expected to be subject to) an excise tax under Code
Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

           (g) OTHER LIABILITIES. (i) None of the Employee Benefit Plans obligates either of the Companies to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of each of the Companies as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of each of the Companies other than for routine claims under the terms of such plans.

      3.18 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to each of the Companies or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance in all material respects with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to each of the Companies have been paid and are accrued on the Current Balance Sheet or will be accrued on its books and records as of the Effective Date subject to customary year end adjustments and accruals for current year Taxes. Except as set forth in SCHEDULE 3.18 hereto:
(i) with respect to each taxable period of each of the Companies, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against either of the Companies; (iii) neither of the Companies has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) neither of the Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Date; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of the Companies or the Shareholders, threatened against or with respect to any of the Companies regarding Taxes; (vi) neither of the Companies has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Date; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable and delinquent) upon the assets of any of the Companies;
(viii) neither of the Companies will be required (A) as result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Date or
(B) as a result of any "closing agreement,"as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Date; (ix) neither of the Companies has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) neither of the Companies is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other

Person with respect to Taxes; (xi) there are no material additional Taxes owed by either of the Companies for any period for which Tax Returns have been filed in excess of the amounts shown as due and payable thereon; (xii) neither of the Companies has made any payments, and will not become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) neither of the Shareholders is a "foreign person" within the meaning of Section 1445 of the Code; (xiv) no claim has ever been made by a taxing authority in a jurisdiction where any of the Companies files Tax Returns that any of the Companies is or may be subject to Taxes assessed by such jurisdiction; (xv) neither of the Companies has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to each of the Companies for the past three years have been furnished or made available to AVS; (xvii) neither of the Companies will be subject to any Taxes for the period ending at the Effective Date for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or
Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xviii) no Florida sales or use tax, Florida non-recurring intangibles tax, Florida documentary stamp tax or other Florida excise tax (or comparable tax imposed by the State of Florida) will be payable by any of the AVS Companies merely by virtue of the transactions contemplated in this Agreement.

      3.19 INSURANCE Each of the Companies is covered by valid, outstanding and enforceable policies of insurance, set forth on SCHEDULE 3.19, issued to it by reputable insurers covering its properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each of the Companies has complied with the provisions of such Insurance Policies. SCHEDULE 3.19 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to AVS) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of each of the Companies. Neither of the Companies has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder and the Companies and the Shareholders have no knowledge of any uninsured claims or losses.

      3.20 RECEIVABLES. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of each of the Companies. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this

Agreement, the term "Receivables" means all receivables of the Companies, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

      3.21 LICENSES AND PERMITS. Each of the Companies possesses all aviation-related licenses and required governmental or official approvals, permits or authorizations, including but not limited to those required to be issued by the Federal Aviation Administration, Joint Aviation Authorities, Civil Aviation Administration of China or pursuant to Part 145 of the Federal Aviation Regulations (collectively, the "Aviation Permits") and, to the knowledge of the Companies and the Shareholders all other required governmental or official approvals, permits or authorizations (collectively, with the Aviation Permits, the "Permits") for its businesses and operations, including with respect to the operation of each of the Leased Premises, and SCHEDULE 3.21 contains a true and complete list of all such Permits. All such Permits are valid and in full force and effect, and each of the Companies is in compliance in all material respects with the respective requirements thereof and no proceeding is pending or threatened to revoke or amend any of them. Subject to obtaining any required governmental consents, none of such Permits is or will be impaired or in any way affected in any material respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      3.22 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of each of the Companies in the manner in which and to the extent to which such business is currently being conducted. No current supplier to any of the Companies of items essential to the conduct of its business has threatened to terminate its business relationship with it for any reason. Neither of the Companies has any direct or indirect interest in any customer, supplier or competitor of any of the Companies, or in any person from whom or to whom any of the Companies leases real or personal property. No officer, director or shareholder of any of the Companies, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with any of the Companies or has any interest in any property used by any of the Companies.

      3.23 INTELLECTUAL PROPERTY. To the knowledge of the Companies or the Shareholders, each of the Companies has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, proprietary computer software, data bases and compilations, licenses (including licenses for the use of computer software programs and technical specifications), and other intellectual property used in the conduct of its business (the "Intellectual Property"). To the knowledge of the Companies or the Shareholders, the business of each of the Companies as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the

Companies or the Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

      3.24 CONTRACTS. SCHEDULE 3.24(A) sets forth a list of each Contract to which each of the Companies is a party or by which it or its properties and assets are bound and which is material to its business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to AVS. The copy of each Designated Contract furnished to AVS is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Neither of the Companies has violated any of the terms or conditions of any Designated Contract, or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been performed in all material respects and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract, and no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by either of the Companies under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. Neither of the Companies is subject to any material liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating any of the Companies to provide products or services for a period of one year or more, excluding standard maintenance contracts entered into in the ordinary course of business without material modification from the preprinted forms used by any of the Companies in the ordinary course of its business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding $10,000; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, any other agreements relating to any employee, officer or director of each of the Companies, and all employee handbooks, policy statements and similar plans;
(f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by each of the Companies; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by any of the Companies and not otherwise disclosed on the Schedules, but shall exclude Contracts not designated above which do not provide for annual payments by the Company or the Subsidiary which exceed $25,000.

      3.25 ACCURACY OF INFORMATION FURNISHED BY THE SHAREHOLDERS. No representation, statement or information made or furnished by the Shareholders to AVS or any of AVS' representatives contained in this Agreement and the various Schedules attached hereto contains any untrue statement of a material fact or omits any material fact necessary to make the information contained herein not misleading. The Shareholders have provided AVS with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

      3.26 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS: SECURITIES DOCUMENTS. Each of the Shareholders is acquiring the AVS Shares hereunder for his or her own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the AVS Shares, except in compliance with applicable state and federal securities laws. Each of the Shareholders has had the opportunity to discuss the transactions contemplated hereby with AVS and has had the opportunity to obtain such information pertaining to the AVS Companies as has been requested, including but not limited to filings made by AVS with the SEC under the Exchange Act, including the most recent filing by AVS on Form 10-K, and any filings on Schedule 14A and Forms 10-Q or 8-K since the end of AVS' last fiscal year end. The Shareholders are "accredited investors" within the meaning of Regulation D promulgated under the Securities Act, and have such knowledge and experience in business or financial matters that make them capable of evaluating the merits and risks of an investment in the AVS Shares.

      3.27 BANK ACCOUNTS; BUSINESS LOCATIONS. SCHEDULE 3.27 sets forth all accounts of each of the Companies with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, neither of the Companies has an office or place of business other than as identified on SCHEDULES 3.13(B) and each of the Companies' principal places of business and chief executive offices are indicated on SCHEDULE 3.13(B), and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of each of the Companies is located as of the date hereof are fully identified on SCHEDULES 3.13(A) AND 3.13(B).

      3.28 NAMES; PRIOR ACQUISITIONS. All names under which each of the Companies does business as of the date hereof are specified on SCHEDULE 3.28. Except as set forth on SCHEDULE 3.28, neither of the Companies has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

      3.29 NO COMMISSIONS. Neither of the Companies nor the Shareholders has incurred any obligation for any finder's or brokers or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

      4.1 CONDUCT OF BUSINESS BY EACH OF THE COMPANIES PENDING THE MERGER. Each of the Companies covenants and agrees that, between the date of this Agreement and the Effective Time, the business of each of the Companies shall be conducted only in, and each of the Companies shall not take any action except in, the ordinary course of business, consistent in all material respects with past practice. Each of the Companies shall use its best efforts to preserve intact its business organizations, to keep available the services of their current officers, employees and consultants, and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. By way of amplification and not limitation, neither of the Companies shall, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of AVS:

           (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

           (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent in all material respects with past practice;

           (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

           (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

           (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, except endorsement of checks payable to each of the Companies in the ordinary course of business, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

           (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

           (g) take any action other than in the ordinary course of business and in a manner consistent in all material respects with past practice with respect to accounting policies or procedures;

           (h) make any capital investments in excess of an aggregate of $25,000;

           (i) make any distributions to the Shareholders, other than ordinary and customary salaries and expense reimbursements;

           (j) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unassorted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent in all material respects with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent in all material respects with past practice;

           (k) increase or decrease in any material respect prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

           (l) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional customary instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

      5.2 COMPLIANCE WITH COVENANTS. The Shareholders shall cause each of the Companies to comply with all of the respective covenants of each of the Companies under this Agreement.

      5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of the New York Stock Exchange ("NYSE") (or any exchange on which the AVS Common Stock may be listed) in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonably best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

      5.4 OTHER ACTIONS. Each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its commer cially reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with each of the Companies as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use commercially reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

      5.5 HSR ACT. AVS, the Companies and B. Quevedo shall make promptly (unless they have already made) their respective filings, if any, and thereafter make any other requested additional filings, under the HSR Act, with respect to the transactions contemplated hereby, and shall, if requested by AVS, seek early termination of the applicable waiting period under the HSR Act.

      5.6 ACCESS TO INFORMATION. From the date hereof to the Effective Date, each of the Companies shall (and shall cause its directors, officers, employees, auditors, counsel and agents to) afford AVS and AVS' officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may reasonably be requested. The due diligence investigation made by AVS in connection with the Merger shall not affect any representation or warranty contained in this Agreement.

      5.7 NOTIFICATION OF CERTAIN MATTERS. Each of the Companies and the Shareholders shall give prompt notice to AVS of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

      5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof, or with information obtained pursuant to Section 5.6 above, without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that AVS may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case AVS will consult with an officer of the Company prior to making such disclosure).

      5.9 NO OTHER DISCUSSIONS. Until this Agreement is terminated in accordance with its provisions, each of the Companies, the Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of each of the Companies (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. Until this Agreement is terminated in accordance with its provisions, the Company and the Shareholders will immediately notify AVS if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

      5.10 RESTRICTIVE COVENANTS. In order to assure that AVS will realize the benefits of the Merger, B. Quevedo agrees with AVS that he will not, commencing upon the Effective Time and:

           (a) for a period of six (6) months following the termination of B. Quevedo's employment with AVS and its affiliates (the "Initial Period"), directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, engage in any business in the aerospace industry directly or indirectly in competition with the business of AVS, as such business now exists or as it may exist at the time of termination, anywhere in the United States; provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any other corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

           (b) for a period of one and one-half (1 1/2) years following the end of the Initial Period, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, engage directly or indirectly in the business of overhauling and repairing rotable aircraft components or other business of the Companies in direct competition with the business of the Companies, as such business now exists or as it may exist at the time of termination, anywhere in the United States; provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any other corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

           (c) for a period of two (2) years following the termination of B. Quevedo's employment with AVS and its affiliates, directly or indirectly (i) induce any Person which is a customer of any of the Companies, to patronize any business in the aerospace industry directly or indirectly in competition with business conducted by any of the Companies; (ii) canvass, solicit or accept from any Person which is a customer of any of the Companies, any such competitive business; or (iii) request or advise any Person which is a customer or supplier of either of the Companies, to withdraw, curtail or cancel any such customer's or supplier's business with any of the Companies, or its or their successors;

           (d) for a period of two (2) years following the termination of B. Quevedo's employment with AVS and its affiliates, directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by either of the Companies, AVS or any Affiliate of any of the Companies or AVS at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment;

           (e) at any time following the Effective Date, directly or indirectly, in any way outside of his employment with each of the Companies or AVS or any Affiliate of either of the Companies or AVS utilize, disclose, copy, reproduce or retain in his possession any of each of the Companies's proprietary rights or records, including, but not limited to, any of its customer lists.

B. Quevedo agrees and acknowledges that the restrictions contained in this
SECTION 5.10 are reasonable in scope and duration and are necessary to protect AVS after the Effective Time. If any provision of this SECTION 5.10 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this SECTION 5.10 will cause irreparable damage to AVS and upon breach of any provision of this SECTION 5.10, AVS shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which AVS may have (including, without limitation, the right to seek monetary damages).

      5.11 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. AVS shall be entitled to have conducted prior to Closing a due diligence review of the assets, properties, books and records of each of the Companies (including a review of any such assets, properties, Aviation Permits and records (including audits and actions) regulated by and relationships with the Federal Aviation Administration) and an environmental assessment of the Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of each of the Companies. Each of the Companies shall provide AVS or its designated agents or consultants with the access to such property which AVS, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental conditions which require remediation or further evaluation under the Environmental Laws or if the results of the Environmental Assessment or due diligence review are otherwise not satisfactory to AVS in its sole discretion, then AVS may, prior to the Effective Date, elect to terminate this Agreement and not to close the transactions contemplated by this Agreement as its sole and exclusive remedy. AVS' failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Shareholders under this Agreement.

      5.12 TRADING IN AVS COMMON STOCK. Except as otherwise expressly consented to by AVS, from the date of this Agreement until the Effective Date, neither of the Companies nor the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of AVS Common Stock in any transactions effected on the NYSE or otherwise, or sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to or in any other manner reduce their investment risk with respect to any shares of AVS Common Stock to be received pursuant to this Agreement.

      5.13 RESTRICTIONS IN AVS COMMON STOCK. The shares of AVS Common Stock to be issued pursuant to this Agreement will be restricted securities which may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement of AVS filed under the Securities Act of 1933, as amended (the "Securities Act"), or in accordance with an opinion of counsel in form and substance satisfactory to AVS that an exception from such registration is available. B. Quevedo agrees that, at the Effective Time, he shall enter into a mutually acceptable shareholder lockup agreement with AVS providing that for a period ending on the second anniversary of the Effective Date, B. Quevedo shall retain and not sell or otherwise transfer an amount of shares in the aggregate equal to at least fifty percent (50%) of the AVS Shares (such restricted shares shall be referred to as the "Locked-Up Shares").

      5.14 CERTAIN TAX MATTERS. The parties agree that after the Effective Time, AVS shall prepare, or cause to be prepared, and file, or cause to be filed, in accordance with applicable laws and regulations, all Tax Returns (including any necessary amendments to previously filed Tax Returns) for each of the Companies for any period ending on or before the Effective Time. AVS shall provide such Tax Returns to the Shareholders and their accountants for review at least thirty
(30) days prior to their due date (including extensions where applicable). After the Effective Time, the Shareholders shall provide AVS with such information and records and access to such of its former officers, directors and agents as may be reasonably requested by AVS in connection with the preparation of any tax return or any audit or other proceeding relating to each of the Companies. The Shareholders agree to advise AVS as to the name and address of their accountants so that such Tax Returns may be provided.

      5.15 SHAREHOLDER VOTE. The Shareholders, in executing this Agreement, consent as Shareholders of the Company to the Merger and the transactions contemplated hereby, and waive notice of any meeting in connection therewith, and hereby release and waive all rights with respect to the transactions contemplated hereby under the articles of incorporation of the Company and any agreements between the Shareholders and the Company relating to the sale, purchase or voting of any capital stock of the Company. At Closing, the Shareholders and the Companies agree that any and all agreements relating to the sale, purchase or voting of capital stock of each of the Companies shall be terminated.

      5.16 COMPANY COMMON STOCK; STOCK POWERS; RELEASES. At the Closing, the Shareholders covenant and agree to deliver to AVS: (i) all certificates evidencing shares of capital stock of the Company held by them; (ii) with respect to B. Quevedo, ten (10) stock powers executed in blank, with medallion signature guarantees, for use in connection with the Held Back Shares, and (iii) a release in such form as is reasonably satisfactory to AVS releasing all claims of any nature against each of the Companies, if any, and any claims arising out of the Merger and the transactions contemplated by this Agreement, provided that such releases shall not cover any rights of the Shareholders against AVS under this Agreement.

      5.17 PAYOFF AMOUNTS Prior to Closing, each of the Companies shall request and deliver to AVS payoff and estoppel letters from such holders of each of the Companies' outstanding Indebtedness as designated by AVS, which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver, upon payment in full, UCC-3 termination statements, satisfactions of mortgage and any original promissory notes or other evidences of indebtedness marked canceled.

      5.18 RESIGNATION. The Shareholders shall resign from their respective positions as directors, officers and/or employees of each of the Companies at the Effective Time.

      5.19 NEW LEASE. The parties acknowledge that B. Quevedo has exercised an option to purchase the Leased Premises located at 2200 N.W. 84th Avenue, Miami, Florida 33126 (the "Company Leased Premises") pursuant to that certain lease dated April 17, 1989 by and between the Company and New World Partners Joint Venture (the "Company Lease") and that upon the closing, if any, of the purchase by B. Quevedo of the Company Leased Premises, the Company Lease shall terminate. At the time B. Quevedo either directly, or through an Affiliate, acquires ownership of the Company Leased Premises, B. Quevedo shall, or shall cause his Affiliate to, if such Affiliate takes title to such property, enter into, as landlord, and the Company shall enter into, as tenant, a lease in the form of Exhibit C attached hereto (the "New Lease").

                                   ARTICLE VI

               CONDITIONS TO THE OBLIGATIONS OF THE AVS COMPANIES

      The obligations of the AVS Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the AVS
Companies:

      6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed on any schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. The Shareholders and each of the Companies shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Companies and the Shareholders shall have delivered to the AVS Companies a certificate, dated as of the Effective Date, duly signed by the Shareholders and each of the Companies (in the case of each of the Companies, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

      6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to any of the Companies, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of any of the Companies, and
(iii) none of the properties and assets of each of the Companies shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the AVS Companies a certificate to that effect, dated the Effective Date and signed by or on behalf of the Companies and the Shareholders.

      6.3 CORPORATE CERTIFICATE. The Company shall have delivered to the AVS Companies (i) copies of the articles of incorporation and bylaws of each of the Companies as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and Shareholders of each of the Companies authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of each of the Companies issued by the Secretary of State of the State of Florida as of a date not more than ten days prior to the Effective Date, certified in the case of subsections (i) and (ii) of this Section as of the Effective Date by the Secretary of each of the Companies as being true, correct and complete.

      6.4 OPINION OF COUNSEL. The AVS Companies shall have received an opinion dated as of the Effective Date from counsel for each of the Companies and the Shareholders, in form attached hereto, to the effect that:

           (a) Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

           (b) Each of the Companies is duly qualified and to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or held under lease or the nature of its activities make such qualification necessary;

           (c) The Company has obtained all necessary authorizations and consents of its Boards of Directors and its Shareholders to effect the Merger;

           (d) All issued and outstanding shares of capital stock of each of the Companies are owned as set forth on SCHEDULE 3.5 hereto;

           (e) Such counsel does not know of any litigation, proceeding or investigation then pending or threatened which could reasonably be expected to result in any Material Adverse Effect on each of the Companies, or which questions the validity of this Agreement;

           (f) Such counsel does not know or have reason to believe that any event has occurred or state of facts exists which would constitute a breach of any of the representations and warranties made by the Shareholders pursuant to
Article III of this Agreement;

           (g) To the knowledge of such counsel, the execution and delivery of this Agreement by each of the Companies and the Shareholders, the performance by each of the Companies and the Shareholders of their respective obligations hereunder and the consummation by each of them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of each of the Companies, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against either of the Companies or the Shareholders, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against either of the Companies or the Shareholders, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of any of the Companies, (e) give to any individual or entity a right or claim against either of the Companies or the Shareholders or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by AVS or any filings required to be made by the parties under the HSR Act, if any;

           (h) This Agreement is a valid and binding obligation of each of the Companies and the Shareholders, and enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

      6.5 CONSENTS. Each of the Companies and AVS shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of each of the Companies from any Person from whom such consent or waiver is required under any Contract, Permit or instrument on or prior to the Effective Date, or under the HSR Act or other law or regulation as of a date not more than five days prior to the Closing or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contract, Permits or instruments, either by the terms thereof or as a matter of law.

      6.6 SECURITIES LAWS. AVS shall have received all necessary consents and otherwise complied with any state or federal securities laws applicable to the issuance of the AVS Shares, in connection with the transactions contemplated hereby.

      6.7 CAPITAL STOCK OF EACH OF THE COMPANIES. At the Closing, the Shareholders shall have delivered to AVS all certificates evidencing the shares of capital stock of the Company held by them and the Company shall have delivered to AVS all certificates evidencing the shares of capital stock of the Subsidiary held by it.

      6.8 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which, in the reasonable judgment of AVS, makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

      6.9 BOARD APPROVAL. The Board of Directors of AVS shall have authorized and approved this Agreement, the Merger and transactions contemplated hereby.

      6.10 DUE DILIGENCE REVIEW. AVS shall be satisfied with the results of its due diligence review and Environmental Assessment pursuant to Section 5.11.

      6.11 RELEASES. The Shareholders shall deliver to AVS a release (the "Release") in such form as is reasonably satisfactory to AVS releasing all claims of any nature against either of the Companies, if any, and any claims arising out of the Merger and the transactions contemplated by this Agreement, provided that such Release shall not cover (i) any rights of the Shareholders against AVS under this Agreement; (ii) any employment benefits (including benefits under each of the Companies's employee benefit plans) accrued in the ordinary course of business consistent with past practice or related rights under law (such as ERISA); or (iii) rights under the Employment Agreement referenced below.

      6.12 EMPLOYMENT AGREEMENTS. At the Effective Time, (i) B. Quevedo shall have entered into a two (2) year employment agreement with the Surviving Corporation in substantially the form attached hereto as SCHEDULE 6.12 and (ii) such other key employees as determined by AVS shall have entered into employment agreements with the Surviving Corporation upon terms and conditions mutually agreeable to such parties.

      6.13 INDEBTEDNESS; UCC FILINGS. At the Effective Time, the aggregate amount of Indebtedness of the Companies shall not exceed $7,500,000. Additionally, a search of the UCC filings with respect to the Companies shall not disclose any active UCC-1 filings (including, but not limited to, any filings by City National Bank of Florida) other than filings with respect to the Indebtedness or the Designated Contracts.


                                   ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                        THE COMPANY AND THE SHAREHOLDERS

      The obligations of each of the Company and the Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by each of the Company and the Shareholders:

      7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the AVS Companies contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the AVS Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the AVS Companies shall have delivered to each of the Companies and the Shareholders a certificate, dated as of the Effective Date, and signed by an executive officer, certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been complied with and performed.

      7.2 AVS SHARES. At the Closing, AVS shall have issued all of the AVS Shares and shall have delivered to the Shareholders (i) certificates representing the AVS Shares issued to them hereunder, other than the Held Back Shares, and (ii) with respect to B. Quevedo, copies of stock certificates representing the Held Back Shares issued to him.

      7.3 ADDITIONAL CONSIDERATION. At the Closing, Aviation Sales Operating Company shall have executed and delivered the Note to B. Quevedo and made the Closing Date Payment.

      7.4 HSR ACT WAITING PERIOD. Any applicable waiting period under the HSR Act shall have expired or been terminated.

      7.5 NO ORDER OR INJUNCTION. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of Closing and no litigation, claim or proceeding shall be pending or threatened which seeks to restrain, prohibit or invalidate the Merger.


                                  ARTICLE VIII

                               REGISTRATION RIGHTS

      The Shareholders shall have the following registration rights with respect to the AVS Shares issued to them hereunder:

      8.1 REGISTRATION RIGHTS FOR AVS SHARES; FILING OF REGISTRATION STATEMENT. AVS will utilize reasonable best efforts to cause, within ninety (90) days following the Effective Time, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the AVS Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of AVS Shares whenever such person is the record owner of AVS Shares. AVS will use reasonable efforts to have the Registration Statement become effective and cause the AVS Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, and will file an application to list such shares on the NYSE, as soon as is reasonably practicable.

      8.2 EXPENSES OF REGISTRATION. AVS shall pay all expenses incurred by AVS in connection with the registration, qualification and/or exemption of the AVS Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of AVS's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by AVS in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. AVS shall not, however, be liable for any sales, broker's or underwriting commissions or other selling expenses incurred upon sale by any Holder of any of the AVS Shares.

      8.3 FURNISHING OF DOCUMENTS. AVS shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the AVS Shares.

      8.4 AMENDMENTS AND SUPPLEMENTS. AVS shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the AVS Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. AVS shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, AVS advises the Holders that AVS considers it appropriate that the Registration Statement be amended, the Holders shall suspend any further sales of the AVS Shares until AVS advises the Holders that the Registration Statement has been amended, in which case AVS shall cause such amendment to be filed as soon as reasonably practical.

      8.5 DURATION. AVS shall maintain the effectiveness of the Registration Statement until such time as AVS reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the AVS Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement. AVS's obligations contained in this
Article VIII shall terminate on the first anniversary of the Effective Date.

      8.6 FURTHER INFORMATION. If AVS Shares owned by a Holder are included in any registration, such Holder shall furnish AVS such information regarding itself as AVS may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.


                                   ARTICLE IX

                                 INDEMNIFICATION

      9.1 AGREEMENT TO INDEMNIFY. B. Quevedo agrees to indemnify and hold AVS harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by AVS arising out of or resulting from (i) any breach of a representation or warranty made by the Shareholders in this Agreement, (ii) any breach of the covenants or agreements made by any of the Companies or the Shareholders in this Agreement,
(iii) any inaccuracy in any certificate delivered by either of the Companies or the Shareholders pursuant to this Agreement, (iv) any tax liability relating to any period occurring on or prior to the Effective Time, (v) any regulating and licensing obligations arising on or prior to the Effective Time, or (vi) any claims of any third parties arising from or relating to any facts, circumstances or events occurring on or prior to the Effective Time (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, subject to the provisions set forth herein, AVS shall have the right to be put in the same after tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholders hereunder been true and correct and had the covenants and agreements of each of the Companies and the Shareholders hereunder been performed in full. Notwithstanding the foregoing, no claim for Indemnifiable Damages (except for claims arising under clauses (ii) and (iv) of this Section and claims pursuant to the Stock Consideration Adjustment which shall not be subject to the Indemnification Threshold (defined below)) shall be asserted by AVS until the aggregate of all such Indemnifiable Damages exceeds $50,000 (the "Indemnification Threshold"), in which case AVS shall be entitled to collect all Indemnifiable Damages from the first dollar of Indemnifiable Damages. Notwithstanding anything to the contrary contained herein, D. Quevedo shall have no liability for Indemnifiable Damages.

      9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholders or AVS in this Agreement or pursuant hereto shall survive for a period of one year after the Effective Time (except that the representations and warranties in Sections 3.12, 3.15, 3.17 and 3.18 shall survive until the expiration of the applicable statute of limitations with respect to a breach thereof). No claim for the recovery of Indemnifiable Damages arising out of a breach of any representation or warranty may be asserted by AVS against the Shareholders or by the Shareholders against AVS after such representations and warranties shall thus expire; PROVIDED, HOWEVER, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any certificate delivered at the Closing pursuant to this Agreement. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

      9.3 SECURITY FOR B. QUEVEDO'S INDEMNIFICATION OBLIGATION As security for the indemnification obligations contained in this Article IX, at the Closing, AVS shall set aside and hold, and B. Quevedo hereby grants a security interest in the shares represented by, the certificates representing the Held Back Shares issued pursuant to this Agreement. AVS may set off against the Held Back Shares any loss, damage, cost or expense for which the Shareholders may be responsible pursuant to this Agreement (including without limitation, any Indemnifiable Damages for which B. Quevedo may be responsible pursuant to this Agreement) whether or not indemnified pursuant to this Article IX, subject, however, to the following terms and conditions:

           (a) AVS shall give written notice to B. Quevedo of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which AVS claims to have sustained by reason thereof, and (ii) the basis of such claim;

           (b) Such set off shall be effected on the later to occur on the expiration of 10 days from the date of such notice or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

           (c) For purposes of any set off against the Held Back Shares pursuant to this Article, the shares of AVS Common Stock shall be valued at the Average Closing Price.

The parties agree that, in the event a claim is contested and not resolved within fifteen (15) days of such contest, they shall attempt to resolve the claim through non-binding mediation (for a period not to exceed 60 days) at a mutually convenient time and place before a certified and court-appointed mediator mutually agreed upon by the parties.

      9.4 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES. Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by B. Quevedo and B. Quevedo shall be entitled to vote the same; PROVIDED, HOWEVER, that, there shall also be deposited with AVS subject to the terms of this Article, all shares of AVS Common Stock issued to B. Quevedo as a result of any stock dividend or stock split and all cash issuable to B. Quevedo as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

      9.5 DELIVERY OF HELD BACK SHARES AVS agrees to deliver to B. Quevedo no later than the second anniversary of the Effective Time any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder (in which case AVS shall deliver any undisputed amount) as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction.

      9.6 ADJUSTMENT MERGER CONSIDERATION. All payments for Indemnifiable Damages made pursuant to this Article shall be treated as adjustments to the consideration granted in the Merger under Section 1.3 hereof.

      9.7 NO BAR; WAIVER. If the Held Back Shares are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to B. Quevedo prior to the making or resolution of such claim), then AVS may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages. The Shareholders hereby waive any rights to contribution or any similar rights they may have against any of the Companies as of a result of their agreement to indemnify AVS under this Article IX.

      9.8 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude AVS from asserting any other right, or seeking any other remedies against the Shareholders or each of the Companies.

      9.9 DEFENSE OF THIRD PARTY CLAIMS. With respect to each third party claim for which AVS seeks indemnification under this Article (a "Third Party Claim"), AVS shall give prompt notice to B. Quevedo of the Third Party Claim, provided that failure to give such notice promptly shall not relieve or limit the obligations of B. Quevedo under this SECTION 9.9 unless B. Quevedo has been materially prejudiced thereby (and such failure to notify B. Quevedo will not relieve him from any other liability he may have to AVS). If the remedy sought in the Third Party Claim is solely money damages or if AVS otherwise permits, then B. Quevedo, at his sole cost and expense, may, upon notice to AVS within fifteen (15) days after B. Quevedo receives notice of the Third Party Claim, assume the defense of the Third Party Claim. If B. Quevedo assumes the defense of a Third Party Claim, then he shall select counsel reasonably satisfactory to AVS to conduct the defense. B. Quevedo shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (i) the settlement or judgment is solely for money damages and B. Quevedo admits in writing his liability to hold AVS harmless from and against any losses, damages, expenses and liabilities arising out of such settlement or judgment or (ii) AVS consents thereto, which consent shall not be unreasonably withheld. B. Quevedo shall provide AVS with fifteen (15) days prior notice before he consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim. AVS shall be entitled to participate at AVS' own expense in the defense of any Third Party Claim, the defense of which is assumed by B. Quevedo with his own counsel and his own expense. With respect to Third Party Claims in which the remedy sought is not solely money damages and AVS does not permit B. Quevedo to assume the defense, B. Quevedo shall, upon notice to AVS within fifteen (15) days after B. Quevedo receives notice of the Third Party Claim, be entitled to participate in the defense with his own counsel at his own expense. If B. Quevedo does not assume or participate in the defense of any Third Party Claim in accordance with the terms of this Section, then B. Quevedo shall be bound by the results obtained by AVS with respect to the Third Party Claim. The parties shall cooperate in the defense of any Third Party Claim and the relevant records of each party shall be made available on a timely basis.


                                    ARTICLE X

                             SECURITIES LAW MATTERS

      The parties agree as follows with respect to the sale or other disposition after the Effective Time of the AVS Shares:

      10.1 DISPOSITION OF SHARES. The Shareholders represent and warrant that the shares of AVS Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by AVS with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders shall first supply to AVS an opinion of counsel (which counsel and opinions shall be satisfactory to AVS) that such exception is available, or (b) an effective registration statement filed by AVS with the SEC under the Securities Act.

      10.2 LEGEND. The certificates representing the AVS Shares shall bear the following legend:

           THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURI TIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

The Locked-Up Shares shall also bear the legend set forth in the lock-up agreement.

      AVS may, unless a registration statement is in effect covering such shares or it has received an opinion of counsel reasonably acceptable to it that registration is not required due to an exemption therefrom, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.


                                   ARTICLE XI

                                   DEFINITIONS

      11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

           "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

           "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

           "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

           "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse.

           "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

           "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

           "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

      11.2 OTHER DEFINITIONAL PROVISIONS.

           (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

           (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

           (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

           (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                   ARTICLE XII

                                   TERMINATION

      12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

           (a) by mutual written consent of AVS, Company and the Shareholders at any time prior to the Closing; or

           (b) by AVS by written notice in the event of a material breach by any of the Companies or the Shareholders of any provision of this Agreement; or

           (c) by the Company or the Shareholders by written notice in the event of a material breach by AVS of any provision of this Agreement; or

           (d) by either AVS, the Company or the Shareholders if the Closing shall not have occurred by March 30, 1998.

      12.2 EFFECT OF TERMINATION. Except for the provisions of Article IX hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. The provisions of any Confidentiality Agreement executed by AVS for the benefit of each of the Companies shall survive any termination of this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

      13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):


           (a)  IF TO ANY OF THE AVS COMPANIES TO:

                Aviation Sales Company
                6905 N.W. 25th Street
                Miami, FL 33122
                Attn: Dale S. Baker, Chairman of the Board, President
                       and Chief Executive Officer
                Telecopy: (305) 599-6775

                WITH A COPY TO:

                Akerman, Senterfitt & Eidson, P.A.
                One Southeast Third Avenue, 28th Floor
                Miami, Florida 33131
                Attention: Philip B. Schwartz, Esq.
                Telecopy: (305) 374-5095

           (b) IF TO EACH OF THE COMPANIES AND/OR THE SHAREHOLDERS TO:

                Caribe Aviation, Inc.
                2200 N.W. 84th Avenue
                Miami, Florida 33126
                Attn:  Ben Quevedo
                Telecopy: (305) 471-7357

                WITH A COPY TO:

                H. James Catlin, Jr., Esq.
                Catlin, Saxon, Tuttle and Evans, P.A.
                1900 Alfred I. DuPont Bldg.
                169 East Flagler Street
                Miami, Florida 33131
                Telecopy: (305) 371-8011

      Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or by certified or registered mail.

      13.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

      13.3 EXPENSES. The parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

      13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented or waived, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

      13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. This Agreement may be assigned by AVS to a wholly-owned subsidiary of AVS. Except as expressly provided herein, the rights and obligations of direct or indirect this Agreement may not be assigned by each of the Companies, or the Shareholders without the prior written consent of AVS.

      13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

      13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include,""includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

      13.8 GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is


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


adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

      13.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                         [Signatures on following pages]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                               AVIATION SALES COMPANY, a Delaware
                               corporation


                               By:_______________________________
                               Name:_____________________________
                               Title:____________________________

                               AVS/CAI MERGER CORP., a Florida corporation


                               By:_______________________________
                               Name:_____________________________
                               Title:____________________________


                               CARIBE AVIATION, INC., a Florida
                               corporation


                               By:_______________________________
                               Name:_____________________________
                               Title:____________________________


                               AIRCRAFT INTERIOR DESIGN, INC., a Florida corporation


                               By:_______________________________
                               Name:_____________________________
                               Title:____________________________



                               ___________________________________
                               BENITO QUEVEDO, individually


                               ____________________________________
                               DAMARIS QUEVEDO, individually


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


                         LIST OF EXHIBITS AND SCHEDULES

                          Exhibit A     Plan of Merger
                          Exhibit B     Form of Note
                          Exhibit C     Form of Lease

                          Schedule 1.3(a)    Minimum Net Equity
                          Schedule 1.3(c)    Aggregate Consideration
                          Schedule 3.4       Capitalization
                          Schedule 3.5       Shareholders
                          Schedule 3.8       Financial Statements
                          Schedule 3.12      Environmental Matters
                          Schedule 3.13(b)   Leased Premises
                          Schedule 3.16      Employees
                          Schedule 3.17      Employee Benefit Plans
                          Schedule 3.18      Tax Matters
                          Schedule 3.19      Insurance Matters
                          Schedule 3.21      Permits
                          Schedule 3.24(a)   Designated Contracts
                          Schedule 3.27      Bank Accounts
                          Schedule 3.28      Names
                          Schedule 6.12      Employment Agreement


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